Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Preferred Income Opportunities Fund, formerly known as Nuveen Multi-Strategy Income and Growth Fund

811-21293

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement
between the Fund and Nuveen
Fund Advisors, LLC.


   For
         42,673,652
   Against
           2,624,286
   Abstain
           1,429,367
   Broker Non-Votes
         12,810,021
      Total
         59,537,326


To approve new sub-advisory
agreements:

To approve a new sub-advisory
agreement between Nuveen
Fund Advisors and Nuveen
Asset Management, LLC.


   For
         42,468,393
   Against
           2,693,156
   Abstain
           1,565,756
   Broker Non-Votes
         12,810,021
      Total
         59,537,326



To approve a new sub-advisory
agreement between Nuveen Fund Advisors and NWQ
Investment Management
Company, LLC.


   For
         42,456,317
   Against
           2,704,830
   Abstain
           1,566,158
   Broker Non-Votes
         12,810,021
      Total
         59,537,326

Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236554, on June 16, 2014.